Exhibit 10.2

AMENDMENT

TO THE

CASH AMERICA INTERNATIONAL, INC. FIRST AMENDED AND RESTATED

2004 LONG-TERM INCENTIVE PLAN, AS AMENDED

THIS AMENDMENT to the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “Plan”), is made on this 18th day of May, 2011, by Cash America International, Inc. (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company maintains the Plan to provide long-term incentive awards to its eligible employees, consultants and directors; and

WHEREAS, Section 13 of the Plan permits the Board of Directors of the Company to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows, effective for awards granted on or after the date set forth above:

1.	Section 11(b) shall be amended by deleting said section in its entirety and by substituting in lieu thereof the following:

(b)	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. Restricted Stock Units granted pursuant to this Section 11 shall vest in substantially equal 25% increments on the first day of the calendar month of each of the first four anniversaries of the date of grant. Grantees will only be entitled to receive Shares of Common Stock relating to vested Restricted Stock Units. Upon a Change in Control, all unvested Restricted Stock Units shall automatically vest and Grantees shall be entitled to receive all such vested Restricted Stock Units as of such Change in Control. Additionally, all unvested Restricted Stock Units shall automatically vest if Grantee’s termination of service from the Board of Directors is (a) due to Grantee’s death, or (b) after Grantee has served continuously on the Board of Directors (i) for at least five (5) years as of the time of termination, and (ii) for at least 360 days from and after the date such Restricted Stock Units are granted.

2.	Section 12(e) shall be amended by deleting said section in its entirety and by substituting in lieu thereof the following:

(e)	ACCOUNTS AND CREDITING OF CONTRIBUTIONS. All Fees deferred under this Section 12 shall be converted into Shares of Common Stock of the Company on the last trading day of the calendar month in which the Fees are earned or as soon as practicable thereafter. Such Shares shall be credited to a bookkeeping account for the Outside Director.

3.	All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

[The Rest of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Company on the date first written above.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ James H. Graves
James H. Graves
Chairman, Management Development and Compensation Committee

3